Exhibit 13.1

906 Certification

April 30, 2013

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F for the year ended December 31, 2012 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

James Jinshan Hong, the Chairman and Chief Executive Officer and Chi Hon Tsang, the Chief Financial Officer of Zuoan Fashion Limited, each certifies that, to the best of his knowledge:

1.             the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Zuoan Fashion Limited.

/s/ James Jinshan Hong
Name:	James Jinshan Hong
Title:	Chairman and Chief Executive Officer

/s/ Chi Hon Tsang
Name:	Chi Hon Tsang
Title:	Chief Financial Officer